Exhibit 99.2

CONFIDENTIAL

Form of Lock-Up Agreement

February 9, 2017

FBR Capital Markets & Co.
Raymond James & Associates, Inc.

c/o FBR Capital Markets & Co.

1300 N. 17th Street, Suite 1400

Arlington, Virginia 22209

Ladies and Gentlemen:

The undersigned understands and agrees as follows:

1. FBR Capital Markets & Co. and Raymond James & Associates, Inc. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Agreement”) with Clipper Realty Inc., a Maryland corporation (the “Company”) and Clipper Realty L.P., a Delaware limited partnership, providing for (a) the public offering by the several Underwriters of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”) pursuant to a registration statement on Form S-11 filed with the Securities and Exchange Commission (the “Commission”) and (b) an option for the several underwriters named in the Agreement (the “Underwriters”) to offer additional shares of the Company’s common stock (the transactions referred to in (a) and (b) are collectively referred to as the “Offering”).

2. In recognition of the benefit that the Offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that, without the prior written consent of the Representatives (which consent may be withheld or delayed in the Representatives’ sole discretion), he, she or it will refrain during the period commencing on the date of the Agreement and ending on the date that is 180 days after the date of the Agreement (the “Restricted Period”), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock owned directly by the undersigned or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Commission (collectively, “Securities”), or (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other Securities, in cash or otherwise.

Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company’s charter, the undersigned may transfer any Securities (including, without limitation, notes, options, warrants, preferred stock and Common Stock, including any securities into which the foregoing may be converted) as follows: (i) pursuant to the exercise or conversion of securities of the Company or any subsidiary of the Company, including, without limitation, options, warrants, notes, preferred stock, partnership interests or limited liability company interests; (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (iii) to any affiliate of the undersigned, which affiliate is a controlling person of the undersigned or a person or entity controlled by the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein; (iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; (v) to or from any grantor retained annuity trust established by the undersigned or to or from continuing trusts for the undersigned’s immediate family members, provided that the trustee of any trust agrees to be bound in writing by the restrictions set forth herein; (vi) as an indirect or direct distribution to stockholders, partners or members of the undersigned, provided that such stockholders, partners, or members agree to be bound in writing by the restrictions set forth herein; (vii) any transfer required under any benefit plans or the Company’s charter or bylaws; (viii) as required by participants in the Company’s stock incentive plan in order to reimburse or pay federal income tax and withholding obligations in connection with vesting of restricted stock grants, LTIP units or the exercise of stock options or warrants (ix) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth herein; (x) in or in connection with any merger, consolidation, combination or sale of all or substantially all the assets of the Company where all the shareholders will receive equal consideration for their interests and in or in connection with any tender offer or other offer to purchase at least 90% of the Common Stock of the Company; or (xi) with respect to sales of Securities acquired after the closing of the Offering in the open market; provided, however, that in the case of any transfer or disposition pursuant to clauses (i) through (ix) no filing under Section 16 of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Securities, is required as a result of such transfer or otherwise made. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the foregoing, nothing shall prevent the undersigned from, or restrict the ability of the undersigned to, (i) purchase securities on the open market or (ii) exercise or convert any options, warrants or other convertible securities issued to or held by the undersigned, including those granted under any benefit plan of the Company.

3. The undersigned hereby authorizes the Company during the Restricted Period to cause any transfer agent for the Common Stock to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Securities.

4. The undersigned hereby further agrees that, without the prior written consent of the Representatives, during the Restricted Period the undersigned will not file or cause to be filed with the Commission any registration statement, or circulate or cause to be circulated any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of Securities.

5. The undersigned acknowledges that the Underwriters are relying on the agreements of the undersigned set forth herein in making their decisions to enter into the Agreement and to continue their efforts in connection with the Offering. Any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned from the date first above written.

6. This Lock-Up Agreement shall automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of the following: (i) prior to the execution of the Agreement, the Company advises the Representatives in writing, that it has determined not to proceed with the Offering, (ii) the Company files an application with the Commission to withdraw the registration statement related to the Offering, (iii) the Agreement is executed but is terminated (other than with respect to the provisions thereof which survive termination) prior to payment for and delivery of the shares of Common Stock to be sold thereunder, or (iv) March 17, 2017, in the event that the Agreement has not been executed by such date.

6. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

7. This Lock-Up Agreement may be executed in one or more counterparts and delivered by facsimile or pdf, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement, or caused this Lock-Up Agreement to be executed, as of the date first written above.

Very truly yours,

/s/ David Bistricer
Name: David Bistricer
Title: Co-Chairman and Chief Executive Officer

4611 12th Avenue

Brooklyn, New York 11219
(Address)

[Clipper Realty Inc. Initial Public Offering Lock-Up Signature Page]